EXHIBIT 2.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is entered into and dated as of July 2, 2007 (this “Agreement”) by and among Internet Commerce Corporation, a Delaware corporation (the “Company”) and each of the purchasers identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers entered into that certain Securities Purchase Agreement dated as of May 3, 2007 (the “May Agreement”) pursuant to which the Purchasers agreed to purchase from the Company certain securities of the Company (the “May Securities”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

ARTICLE I.
DEFINITIONS

1.1                    Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person.  Without limiting the foregoing with respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the class A common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified or exchanged.

“Company Counsel” means Troutman Sanders LLP, counsel to the Company.

“Company Security Agreement” means that certain Security Agreement, dated as of the Closing Date, by and among the Company, the Agent (as defined therein), and each of the Purchasers, as the same be amended, modified or supplemented from time to time, substantially in the form of Exhibit B.

“Easylink” means Easylink Services Corporation, a Delaware corporation.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market or any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Stock” means issuances permitted pursuant to the definition of “Excluded Stock” in the May Agreement.

“Flow of Funds Memorandum” means the memorandum to be distributed prior to the Closing and agreed upon by the parties providing the parties with the amounts and wire instructions for the various payments to be made at Closing.

“Guaranty” means that certain guaranty executed by each of the Subsidiaries in favor of the Purchasers in the form of Exhibit C.

“Indebtedness” of any Person means (i) all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by guarantee of such indebtedness, agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise), (ii) any direct or contingent obligations of such person arising under any letter of credit (including standby and commercial), bankers acceptances, bank guaranties, surety bonds and similar instruments, and (iii) all Indebtedness of another entity secured by any Lien existing on property or assets owned by such Person.

“Liens” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and fees and expenses of attorneys, accountants and other experts, or any other expenses of litigation or other Proceedings or of any default or assessment).

“Maturity Date” has the meaning set forth in the Notes.

“Notes” means the Senior Secured Convertible Bridge Notes due on the Maturity Date with an aggregate principal face amount of $10,000,000, in the form of Exhibit A.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Purchaser Counsel” means Proskauer Rose LLP, counsel to York Capital Management, L.P.

“Securities” means the Notes and the Underlying Securities issued or issuable (as applicable) to the applicable Purchaser pursuant to the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreements” means, collectively, the Company Security Agreement, the Subsidiary Security Agreements and the Guaranty.

“Subsidiary” means any Person or interest therein directly or indirectly owned or controlled by the Company or any of its Subsidiaries.

“Subsidiary Security Agreements” means, collectively, those certain Subsidiary Security Agreements, dated as of the Closing Date, by and among each of the Subsidiaries, the Agent (as defined therein) and each of the Purchasers, as the same may be amended, modified or supplemented from time to time, substantially in the form of Exhibit D.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

“Trading Market” means Nasdaq Global Market or any other primary Eligible Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the Notes, the Security Agreements and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated hereby.

“Underlying Securities” means the Series A Notes and the Series B Notes, each as defined in the May Agreement, and which shall be deemed to include, for purposes of this Agreement and the May Agreement, up to $5,000,000 of Series A Notes and up to $6,666,667 of

Series B Notes, in the aggregate not the exceed $10,000,000, and in each case in addition to the amounts set forth in the May Agreement.

ARTICLE II.
PURCHASE AND SALE

2.1                                 Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each of the Purchasers, and each Purchaser shall, severally and not jointly, purchase from the Company, the Notes set forth on Schedule 2.1, for an aggregate purchase price of $10,000,000.  The Closing shall take place not later than 5:30 p.m. New York time on July 2, 2007 at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York or at such other location or time as the parties to this Agreement may agree in writing.

2.2                                 Closing Deliveries.

(a)  At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)                                     a Note, registered in the name of such Purchaser, in the principal amount indicated across from such Purchaser’s name on Schedule 2.1 under the heading “Note Principal Amount”;

(ii)                                  the Company Security Agreement duly executed by the Company in favor of the Purchasers;

(iii)                               the Subsidiary Security Agreements duly executed by the applicable Subsidiaries in favor of the Purchasers;

(iv)                              the Guaranty executed by each of the Subsidiaries in favor of the Purchasers;

(v)                                 proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Purchasers may reasonably deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreements, covering the collateral described in the Security Agreements;

(vi)                              each of the physical stock certificates of the Subsidiaries, along with an undated stock power for each of such certificate, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Purchasers that the security interest in such uncertificated securities has been transferred to and perfected by the Purchasers, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable);

(vii)                           the legal opinion of Company Counsel, in the form of Exhibit E, executed by such counsel and addressed to the Purchasers;

(viii)                        a certificate of the Secretary of the Company dated as of the Closing Date, and certifying: (1) that attached thereto is a true and complete copy of the By-laws of the Company in effect upon the Closing Date; (2) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the other the Transaction Documents, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the other Transaction Documents; and (3) the signatures and titles of the officers of the Company executing each of the Transaction Documents; and

(ix)                                any other document reasonably requested by the Purchasers or Purchaser Counsel.

(b)  At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following: (i) the purchase price indicated across from such Purchaser’s name on Schedule 2.1 under the heading “Purchase Price”, in United States dollars and in immediately available funds, by wire transfer in accordance with the Flow of Funds Memorandum; and (ii) each Transaction Document to which such Purchaser is a signatory, duly executed by such Purchaser.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1                    Representations and Warranties of the Company.  Except as set forth in Schedule 3.1, the Company hereby represents and warrants and agrees with the Purchasers that each of the representations and warranties of the Company set forth in the May Agreement (the “May Representations and Warranties”) is true and correct as of the date hereof and as of the Closing, as if made on such date, and, for purposes of this Section 3.1, (a) each reference in the May Representations and Warranties to “Underlying Shares” shall be deemed to mean “Underlying Securities” as defined in this Agreement, (b) each term used and not defined in this Agreement and defined in the May Agreement shall be deemed to have the meaning given to it in the May Agreement, (c) each term defined in this Agreement and also defined in the May Agreement shall be deemed to have the meaning given to it in this Agreement, and (d) each of the May Representations and Warranties shall apply mutatis mutandis to any term covered by clause (c) above (including without limitation to the terms the “Notes,” the “Securities,” this “Agreement” and the “Transaction Documents,” each as defined in this Agreement).

3.2                    Additional Representations of the Company.  The Company may from time to time use some or all of the proceeds from the issuance of the Notes for the purchase of equity securities of Easylink.  The Company represents and warrants to, and agrees with, the Purchasers that the Company is not as of the date hereof, and will not be as of the Closing Date, in possession of any material non-public information regarding Easylink, that it will not at any time engage in any transaction in the securities of Easylink while in the possession of any material non-public information regarding Easylink, and that the Company will not at any time engage in any transaction regarding or relating to securities of Easylink in violation of any applicable law, rule or regulation, including without limitation all securities laws, rules and regulations.  The Company further represents and warrants that neither it nor any of its representatives has provided any material non-public information regarding the Company or Easylink to any of the Purchasers.

The Purchasers acknowledge and agree that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated solely by this Agreement other than those specifically set forth or referenced in Sections 3.1 and 3.2.

3.3                    Representations and Warranties of the Purchasers.  Each Purchaser hereby, as to itself only and for no other Purchaser, represents and warrants to the Company as follows:

(a)  Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser.  Each of the Transaction Documents to which such Purchaser is a party has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with terms hereof, will constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

(b)  Investment Intent.  Such Purchaser is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.  Such Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred unless (i) a registration statement under the Securities Act is in effect with respect thereto or (ii) an exemption from registration is found to be available to the reasonable satisfaction of the Company.

(c)  Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)  Experience of such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that each Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.3.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                    Transfer Restrictions.

(a)  The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  As a condition of transfer of the Notes, any transferee shall agree in writing to be bound by the terms of this Agreement (and any other applicable Transaction Document) and shall have the rights of a Purchaser under this Agreement.

(b)  The Purchasers agree to the imprinting on any instrument evidencing Notes of a restrictive legend in substantially the form as follows, together with any additional legend required by any applicable state securities laws:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THESE SECURITIES

MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(c)  Instruments evidencing Securities shall not be required to contain the legend set forth in Section 4.1(b) (i) following any sale of such Securities pursuant to the “Plan of Distribution” of an effective Registration Statement covering the resale of such Securities under the Securities Act and compliance with the prospectus delivery requirements of Section 5 of the Securities Act in connection with such resale, (ii) following any sale of such Securities in compliance with Rule 144, (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall cause its counsel to issue a legal opinion in a form agreed to by the Company and the Purchasers to the Company’s transfer agent on the Effective Date.  At such time as a legend is no longer required for certain Securities, the Company will no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended instrument representing such Securities, deliver or cause to be delivered to such Purchaser an instrument representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4.1(b).

(d)  The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement secured by the Securities and, if required under the terms of such agreement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

4.2                                 Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities (including the Underlying Securities) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain circumstance.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Securities) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.

4.3                                 Furnishing of Information; Further Assurances.  Until the later of the second anniversary of the Closing Date or the last date of acquisition of the Underlying Securities upon conversion of the Notes, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  If, at any time after the Closing

Date, any further action is necessary or desirable to carry out the purposes of the Transaction Documents or consummate the transactions contemplated thereby, the Company hereby agrees to take all such lawful and necessary actions, including such actions as may be required under the Hart-Scott Rodino Act (the “HSR Act”) and under similar other anti-trust, competition or trade law or other similar laws.  In furtherance of the foregoing sentence, the Company hereby agrees that upon written request of any Purchaser, the Company shall promptly and at its own expense provide all such information and make all such filings as may be required under the HSR Act in connection with the Transaction Documents and the issuance of securities and the other transactions contemplated thereby.

4.4                    Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5                    Conversion and Exercise Procedures.  The form of Holder Conversion Notice included in the Notes set forth the totality of the procedures required by the Purchasers in order to convert the Notes.  No additional legal opinion or other information or instructions shall be necessary to enable the Purchasers to convert their Notes.  The Company shall honor conversions of the Notes and shall deliver Underlying Securities in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6                    Securities Laws Disclosure; Publicity.  Within four Business Days of the Closing Date, the Company shall file a Current Report on Form 8-K with the Commission (the “8-K Filing”) describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Note, in the form required by the Exchange Act.  Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Purchasers promptly after filing.  The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law, Trading Market regulations or the Commission, in which case the Company shall provide the Purchasers with prior notice of such disclosure.  Except to the extent requested by any Purchaser pursuant to and in accordance with Section 4.14, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its Subsidiaries or Easylink without the express written consent of such Purchaser.

4.7                    Use of Proceeds.  The Company shall use substantially all of the net proceeds from the sale of the Securities hereunder for working capital and to acquire equity securities other than equity securities of ICC or its Subsidiaries.

4.8                    Indebtedness; Liens.

(a)  At any time after the date of this Agreement, neither the Company nor any Subsidiary shall create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness as defined in and in accordance with the terms of the May Agreement (“Permitted Indebtedness”).  The Company and the Purchasers, who are the parties to the May Agreement, hereby confirm and agree that the Notes shall be deemed to be an Approved Issuance under the May Agreement, notwithstanding any provisions in the May Agreement to the contrary.

(b)  At any time after the date of this Agreement, neither the Company nor any Subsidiary shall create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (i) Liens incurred by the Company or the Subsidiaries, pursuant to the financings permitted under Section 4.8(a) above, (ii) Liens pursuant to the Security Agreements, (iii) Liens arising from taxes, assessments, charges or claims that are not yet due or that remain payable without penalty, and (iv) Liens on real property that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries.

(c)  The provisions of this Section 4.8 shall terminate and be of no further force or effect upon the conversion or indefeasible repayment in full of the Notes and all accrued interest thereon and any and all expenses or liabilities relating thereto.

4.9                    Repayment of Notes.  Each of the parties hereto agrees that (a) all repayments of the Notes (including any accrued interest thereon) by the Company (other than by conversion of a Note or, after notice and an opportunity for all holders of Notes to participate pro rata, upon exercise by a holder of a Note of its rights and remedies thereunder to be repaid or to have its Note repurchased) will be paid pro rata to the holders thereof based upon the principal amount then outstanding of the series of Notes being repaid to each of such holders, and (b) except as otherwise set forth herein, all payments on the Notes shall be applied to the payment of accrued but unpaid interest before being applied to the payment of the principal.  Notwithstanding anything in this Agreement or the Notes to the contrary, the Company may only prepay or repurchase Notes as specifically provided in this Agreement or the Notes.  Permitted prepayments or repurchases in respect of the Underlying Securities shall be made in accordance with the terms of Section 4.11 of the May Agreement.

4.10              No Impairment.  At all times after the date hereof, the Company will not take or permit any action, or cause or permit any Subsidiary to take or permit any action that impairs or adversely affects the rights of the Purchasers under any Transaction Document.

4.11              Fundamental Changes.  In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and, after issuance of the Notes to the Purchasers, for so long as any Note remains outstanding, except for the transactions specifically contemplated by this Agreement and the other Transaction Documents, neither the Company nor any Subsidiary shall, without first obtaining the approval of the holders of a majority of the outstanding principal face amount of the Notes:

(a)  dissolve, liquidate or merge or consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, other than a transaction in which the Company or a redomiciled successor of the Company remains the sole beneficial owner of substantially all of its assets and the ultimate owners of all securities of the Company remain unchanged;

(b)  purchase, redeem (other than pursuant to the Company’s stock option plan or similar employee incentive plan as described in the definition of “Excluded Stock” in the May Agreement giving the Company the right to repurchase shares at cost upon the termination of an employee’s or director’s services) or set aside any sums for the purchase or redemption of, or declare or pay any dividend (including a dividend payable in stock of the Company) or make any other distribution with respect to, any shares of capital stock or any other securities that are convertible into or exercisable for such stock, except for the payment of accruing dividends of Common Stock that are required or permitted to be paid under the terms of the Company’s Series C Preferred Stock as in effect as of the date hereof;

(c)  sell, dispose or otherwise transfer any assets or property in any one transaction or series of related transactions with a value equal to or greater than $500,000, except in the ordinary course of business consistent with past practice;

(d)  fail to maintain its corporate existence, or change the nature of the Company’s business to any business which is fundamentally distinct and separate from the business currently conducted by the Company;

(e)  cause or permit any Subsidiary directly or indirectly to take any actions described in clauses (a) through (d) above;

(f)  except in connection with the consummation of the transactions contemplated by the May Agreement, issue or cause any action to be taken which will result in any shares of any class or series of common stock of the Company other than the Common Stock to be issued or issuable or outstanding or make any dividend or distribution in respect thereof or purchase or redeem any shares thereof, except for the payment of accruing dividends of Common Stock that are required or permitted to be paid under the terms of the Company’s Series C Preferred Stock as in effect as of the date hereof and in connection with the redemption of the Company’s Series D Preferred Stock at an aggregate price not to exceed $250,000; or

(g)  enter into any agreement to do any of the foregoing.

4.12              Indemnification.

(a)  If any Purchaser or any of its Affiliates or any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates (a “Related Person”) becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Purchaser or Related Person for its reasonable legal and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Purchaser’s or Related Person’s gross negligence or willful misconduct.  In addition, the Company shall indemnify and hold harmless each Purchaser and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach.  The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchasers and any such Related Persons.  If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys’ fees and expenses).  Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

4.13              Shareholders Rights Plan.  No claim will be made or enforced by the Company, any Subsidiary or any other Person that any Purchaser is an “Acquiring Person” or any similar term under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, any Subsidiary or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Underlying Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.14              Access.  In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as any Note remains outstanding, the Company shall, and shall cause each of the Subsidiaries, to give the Majority Purchasers (as defined in Section 7.4) and their representatives, at the Majority Purchasers’ request, reasonable access during reasonable business hours to (a) all properties, assets, books, contracts, commitments, reports and records relating to the Company and the Subsidiaries, and (b) the management of the Company and the Subsidiaries, and the Company shall use its commercially reasonable efforts to provide the Majority Purchasers such access to the accountants of the Company; provided, however, that in each case, unless the Majority Purchasers sign a confidentiality agreement with the Company with respect to the information contemplated by clauses (x) through (z) below, the Company shall not be required to provide the Majority Purchasers access to any information or Persons if the Company reasonably determines that access to such information or Persons (x) would adversely affect the attorney-client privilege between the Company and its counsel, (y) would result in the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, and (z) cannot be provided to the Majority Purchasers in a manner that would avoid the adverse affect on the attorney-client privilege between the

Company and its counsel or the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, as applicable.

4.15              Amendments to Transaction Documents.  From and after the date of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, enter into, become or remain subject to any agreement or instrument, except for the Transaction Documents, that would prohibit or require the consent of any Person to any amendment, modification or supplement to any of the Transaction Documents.

4.16              New Subsidiaries.  After the date hereof, if the Company or any Subsidiary forms, creates or acquires a majority or greater owned direct or indirect subsidiary (each, a “New Subsidiary”), the Company shall immediately provide written notice thereof to the Purchasers, and shall promptly cause, or cause a Subsidiary to cause, such New Subsidiary to guarantee all of the Company’s obligations to the Purchasers by executing and delivering (i) a joinder to the Guaranty, and (ii) a security agreement substantially in the form of the Subsidiary Security Agreements attached hereto as Exhibit D.  If requested by the Purchasers, the Company shall also deliver to the Purchasers an opinion of counsel to such New Subsidiary that is reasonably satisfactory to the Purchasers covering such legal matters with respect to such New Subsidiary becoming a guarantor of the Company’s obligations, executing and delivering a security agreement in favor of the Purchasers and any other matters that the Purchasers may reasonably request.  The stock or other equity interests of a New Subsidiary shall be pledged to the Purchasers pursuant to the applicable Security Agreement, and the Company shall deliver, or cause the applicable Subsidiary to deliver, each of the physical stock certificates of such New Subsidiary, along with an undated stock power for each such certificate, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Purchasers that the security interest in such uncertificated securities has been transferred to and perfected by the Purchasers, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable).

4.17                           Underlying Securities.  Each Purchaser shall have all of the rights in respect of the Underlying Securities held, or to be acquired, by such Purchaser afforded to holders of the Series A Notes or Series B Notes (or Underlying Shares (as defined in the May Agreement) in respect thereof) in the May Agreement on the terms set forth therein (including without limitation with respect to all of the applicable rights set forth in Articles 4 and 6 of the May Agreement); provided that the reference to “9.9%” in Section 6(b) of each of the Series A Notes and Series B Notes shall be replaced with a reference to “4.9%” so that the right of any Holder of Series A Notes or Series B Notes to acquire Common Stock is limited to the extent necessary to insure that, following any conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.9% (with beneficial ownership determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder).

ARTICLE V.
INTENTIONALLY OMITTED

ARTICLE VI.
INTENTIONALLY OMITTED

ARTICLE VII.
MISCELLANEOUS

7.1                    Fees and Expenses.  At the Closing or upon the earlier request of the Purchasers, the Company shall pay to the Purchasers (a) the estimated legal and due diligence fees and expenses incurred by the Purchasers (including the fees and expenses of Purchaser Counsel) incurred to date with respect to the preparation and negotiation of the May Agreement and the Transaction Documents (as defined in the May Agreement), and (b) without duplication of clause (a) above, the estimated legal and due diligence fees and expenses incurred by the Purchasers (including the fees and expenses of Purchaser Counsel) in connection with the preparation and negotiation of this Agreement and the other Transaction Documents.  In lieu of the foregoing payment, the Purchasers may retain such amount at the Closing.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Notes.  Notwithstanding anything to the contrary contained in this Section, this Section shall not limit the rights of the Purchasers to full reimbursement of all fees and expenses as provided in the May Agreement (except to the extent such fees and expenses are paid by the Company pursuant to this Section).

7.2                    Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements (except for the May Agreement and the Transaction Documents (as defined in the May Agreement), to the extent not expressly modified or superseded by the terms of this Agreement) and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.3                    Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand.  The addresses for such notices and communications are as follows:

If to the Company:	Internet Commerce Corporation

6025 The Corners Parkway, Suite 100 Norcross, Georgia 30092 Attention: Glen Shipley Fax No.: (678) 229-9087

With a copy to:	Troutman Sanders LLP
600 Peachtree Road, NE, Suite 5200 Atlanta, Georgia 30326 Attention: Larry W. Shackelford, Esq. Fax No.: (404) 962-6548

If to the Purchasers:	To the address set forth under such Purchaser’s name on the signature pages attached hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two Trading Days’ prior notice to the other party in accordance with this Section 7.3.

7.4                    Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers who hold a majority of the outstanding principal balance of the Notes (the “Majority Purchasers”), or, in the case of a waiver, by the Majority Purchasers.  Any waiver executed by the Majority Purchasers shall be binding on the Company and all holders of Notes.  At any time that Persons Affiliated with York Capital Management hold at least a plurality of the Notes, any waiver, amendment, request, certification, consent or approval by the Majority Purchasers (or any Purchaser Affiliated with York Capital Management) pursuant to this Agreement or any Transaction Document may be given on behalf of the Majority Purchasers (or such Purchaser, as applicable) by York Capital Management or its designee.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5                    Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.6                    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers.  Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchasers.”  Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

7.7                    No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.8                    Governing Law; Venue; Waiver of Jury Trial.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (EXCEPT FOR MATTERS GOVERNED BY CORPORATE LAW IN THE STATE OF DELAWARE), WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN.  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS

AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

7.9                    Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable.

7.10              Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

7.11              Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12              Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.13              Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.14              Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.15              Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser hereunder or under any other Transaction Document or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.16              Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

7.17              Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  The Company hereby confirms that it understands and agrees that the Purchasers are not acting as a “group” as that term is used in Section 13(d) of the Exchange Act.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment hereunder.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed and delivered by their respective authorized signatories as of the date first indicated above.

INTERNET COMMERCE CORPORATION

By:	/s/ Thomas J. Stallings
Name: Thomas J. Stallings
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGES OF PURCHASERS FOLLOW.]

PURCHASERS:

YORK CAPITAL MANAGEMENT, L.P.

By: Dinan Management, LLC, its general partner

By:	/s/ Adam J. Semler
Name: Adam J. Semler
Title: Chief Financial Officer

Address for Notice:
York Capital Management, L.P.
c/o York Capital Management
767 Fifth Avenue
17th Floor
New York, NY 10153
Facsimile No.: (212) 300-1302
Attn.: Adam J. Semler, Chief Financial Officer

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS:

YORK INVESTMENT LIMITED

By: York Offshore Holdings, Ltd., its investment manager

By:	/s/ Adam J. Semler
Name: Adam J. Semler
Title: Director

Address for Notice:
York Investment Limited
c/o York Capital Management
767 Fifth Avenue
17th Floor
New York, NY 10153
Facsimile No.: (212) 300-1302
Attn.: Adam J. Semler, Chief Financial Officer

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS:

YORK SELECT, L.P.

By: York Select Domestic Holdings, LLC, its general partner

By:	/s/ Adam J. Semler
Name: Adam J. Semler
Title: Chief Financial Officer

Address for Notice:
York Select, L.P.
c/o York Capital Management
767 Fifth Avenue
17th Floor
New York, NY 10153
Facsimile No.: (212) 300-1302
Attn.: Adam J. Semler, Chief Financial Officer

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS:

YORK SELECT UNIT TRUST

By: York Select Offshore Holdings, LLC, its investment manager

By:	/s/ Adam J. Semler
Name: Adam J. Semler
Title: Chief Financial Officer

Address for Notice:
York Select Unit Trust
c/o York Capital Management
767 Fifth Avenue
17th Floor
New York, NY 10153
Facsimile No.: (212) 300-1302
Attn.: Adam J. Semler, Chief Financial Officer

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

PURCHASERS:

YORK CREDIT OPPORTUNITIES FUND, L.P.

By: York Credit Opportunities Domestic Holdings, LLC, its general partner

By:	/s/ Adam J. Semler
Name: Adam J. Semler
Title: Chief Financial Officer

Address for Notice:
York Credit Opportunities Fund, L.P.
c/o York Capital Management
767 Fifth Avenue
17th Floor
New York, NY 10153
Facsimile No.: (212) 300-1302
Attn.: Adam J. Semler, Chief Financial Officer

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn: Adam J. Kansler, Esq.

Exhibits:

A.	Form of Note

B.	Company Security Agreement

C.	Guaranty

D.	Form of Subsidiary Security Agreement

E.	Opinion of Company Counsel

Schedules:

2.1	Purchasers

3.1	Exceptions to Representations and Warranties

Schedule 2.1

Purchaser	Purchaser Price	Note Principal Amount
York Capital Management, L.P.	$1,033,000	$1,033,000
York Investment Limited	$3,334,000	$3,334,000
York Select, L.P.	$1,133,000	$1,133,000
York Select Unit Trust	$1,333,000	$1,333,000
York Credit Opportunities Fund, L.P.	$3,167,000	$3,167,000
Total:	$10,000,000	$10,000,000